 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

Flat Rock Capital Corp.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55767	82-0894786
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 6th Avenue, 18th Floor New York, NY 10019
(Address of principal executive offices)

(212) 596-3413
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 3.02	Unregistered Sales of Equity Securities

For the months of March through June 2020, Flat Rock Capital Corp. (the “Company”) accepted aggregate subscriptions for approximately 33,407 shares of its common stock, par value $0.001 per share (the “Common Stock”), for aggregate proceeds of approximately $640,000. Information about each monthly closing is set forth below.

On March 30, 2020, the Company accepted subscriptions for approximately 2,341 shares of its Common Stock, at $19.22 per share, for aggregate proceeds of approximately $45,000. On April 29, 2020, the Company accepted subscriptions for approximately 15,789 shares of its Common Stock, at $19.00 per share, for aggregate proceeds of approximately $300,000. No shares of Common Stock were sold at the May 2020 closing. On June 29, 2020, the Company accepted subscriptions for approximately 15,277 shares of its Common Stock, at $19.31 per share, for aggregate proceeds of approximately $295,000. The aggregate sales made in March, April and May 2020 constituted less than 1% of the outstanding shares of the Company on such dates and were, therefore, not reported through the filing of a Current Report on Form 8-K.

With respect to the issuance of shares of Common Stock on March 30, 2020, April 29, 2020 and June 29, 2020, no underwriting discounts or commissions have been or will be paid. The issuances of Common Stock are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D thereof. The Company has not engaged in general solicitation or advertising with regard to the issuances and sales of Common Stock and has not offered securities to the public in connection with such issuances and sales.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flat Rock Capital Corp.

Dated: July 8, 2020	By:	/s/ Robert K. Grunewald
	Name:	Robert K. Grunewald
	Title:	Chief Executive Officer

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